Exhibit 10.2

EXECUTIVE LEADERSHIP

BONUS PLAN SCHEDULE

Pursuant to the Fiscal Year 2011 Campus Support Bonus Plan

Award as a % of Annual Base Pay	Components
Target %	Company Budgeted Operating Profit	100%
Maximum %

Gate
Compliance - The company must receive an annual average compliance audit score of “3.5” or better to achieve a bonus award under both company operating profit and management objectives.

Company Budgeted Operating Profit Payout Tiers (1)

	% of Operating Profit Goal Achieved		Company Profit Portion as % Salary
Maximum	≥	130.0%	200.0%
		124.0%	180.0%
		118.0%	160.0%
		112.0%	140.0%
		106.0%	120.0%
Target		100.0%	100.0%
		98.0%	66.0%
		96.0%	57.0%
		94.0%	48.0%
		92.0%	39.0%
		90.0%	30.0%
	<	90.0%	0.0%

(1) Awards for performance levels shown are calculated using interpolation between points.